                                                                EXHIBIT (d)(3)

                          Offer to Purchase for Cash
               Up to 4,820,000 Outstanding Shares of Common Stock
                       (Including the Associated Rights)
                                       of

                         GLOBAL MOTORSPORT GROUP, INC.

                                       at
                              $21.75 Net per Share
                                       by

                         Global Motorsport Group, Inc.


--------------------------------------------------------------------------------
      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
             CITY TIME, ON WEDNESDAY, AUGUST 12, 1998, UNLESS THE
                              OFFER IS EXTENDED.
--------------------------------------------------------------------------------



To Our Clients:

     Enclosed for your consideration are an Offer to Purchase, dated July 13, 1998 (the "Offer to Purchase"), and a related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") relating to the offer by Global Motorsport Group, Inc., a Delaware corporation (the "Company"), to purchase 4,820,000 outstanding shares of common stock, par value $.001 per share (the "Common Stock"), including the associated rights to purchase shares of Common Stock issued pursuant to the Rights Agreement between the Company and American Stock Transfer and Trust Company, dated as of November 13, 1996 (the "Rights" and, together with the Common Stock, the "Shares"), of the Company at a price of $21.75 per Share net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 28, 1998, by and among the Company, Fremont Acquisition Company III, LLC, a Delaware limited liability company, and GMS Acquisition Corp., a Delaware corporation. Also enclosed is an Issuer Tender Offer Statement on Schedule 13E-4.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us (or our nominee) for your account, upon the terms and subject to the condition set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $21.75 per Share net to the seller in cash, without interest.

          2.  The Offer is being made for 4,820,000 Shares.

          3. The Board of Directors of the Company has unanimously approved the Merger Agreement and the transactions contemplated thereby, has determined that each of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Company and the holders of the Common Stock and recommends that the Company's holders tender their Shares in the Offer.

          4. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Wednesday, August 12, 1998, unless the Offer is extended.

          5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by the Company pursuant to the Offer.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto and is being made to all holders of Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Company by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

          Instructions with respect to the Offer to Purchase for Cash

    Up to 4,820,000 Shares of Common Stock (Including the Associated Rights)

                                       of

                         Global Motorsport Group, Inc.

                                       by

                         Global Motorsport Group, Inc.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 13, 1998, and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Global Motorsport Group, Inc., a Delaware corporation (the "Company"), to purchase up to 4,820,000 outstanding shares of common stock, par value $.001 per share (including the associated rights to purchase common stock, the "Shares"), of the Company.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated: ______________________, 199___                                             SIGN HERE

                                                                ----------------------------------------------

                                                                ----------------------------------------------
                                                                           Signature(s) of Holder(s)
Number of Shares to be Tendered:
                                                                Name(s) of Holder(s)
______________________ Shares*
                                                                ----------------------------------------------

                                                                ----------------------------------------------
                                                                             Please Type or Print

                                                                ----------------------------------------------
                                                                                    Address

                                                                ----------------------------------------------
                                                                                   Zip Code

                                                                ----------------------------------------------
                                                                         Area Code and Telephone Number

                                                                ----------------------------------------------
                                                               Taxpayer Identification or Social Security Number
_______________
*    Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                       3